As filed with Securities and Exchange Commission on January 31, 1995
                           Registration Statement No.
     ---------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TANDYCRAFTS, INC.
                                -----------------
             (Exact name of Registrant as specified in its charter)

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            Delaware                                               75-1475224
            --------                                               ----------
(State or other jurisdiction of                       (I.R.S. Employer Identification No.)
 incorporation or organization)

      1400 Everman Parkway
       Fort Worth, Texas                                              76140
      --------------------                                            -----
     (Address of principal                                         (Zip Code)
       executive offices)
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               THE TANDYCRAFTS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
               ---------------------------------------------------
                            (Full title of the plan)

                                Michael J. Walsh
                          General Counsel and Secretary
                                Tandycrafts, Inc.
                              1400 Everman Parkway
                             Fort Worth, Texas 76140
                                  (817) 551-9600
               --------------------------------------------------
                     (Name, address and telephone number of
                               agent for service)


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                                CALCULATION OF REGISTRATION FEE
                                -------------------------------

                                                          Proposed      Proposed
                                                          maximum       maximum
                                                          offering      aggregate     Amount of
                                        Amount to be      price per     offering    registration
Title of Securities to be registered  registered(1)(2)    share(2)(3)   price(3)       fee(3)
- ------------------------------------  ----------------    -----------   ---------   ------------

   Common Stock, par value $1.00          1,200,000       $10.8125      $12,975,000   $4,474.14
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(1)  The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by the
     Trustee under the Plan during the remainder of 1995 and during subsequent years until a new Registration Statement becomes effective.
(2)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also registers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  In addition, there are also being registered such additional shares of common stock as may become issuable pursuant to the antidilution provisions  of the Plan.
(3)  Estimated solely for the purposes of calculating the registration fee on the basis of the average of the high share price of $10.875 and low share price of $10.75 the Registrant's Common Stock on January 27, 1995, as
     reported on the New York Stock Exchange all in accordance with Rule 457 (h)
     promulgated under the Securities Act of 1933, as amended.


                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1:  Plan Information.

     Not required to be filed with this Registration Statement.

Item 2:  Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.


                                     PART II
                                     -------

Item 3: Incorporation of Documents by Reference.

       The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference in this Registration Statement, except to the extent that any statement or information therein is modified or superseded by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any statement so modified will not be deemed a part of this Registration Statement, except as so modified, and any statement so superseded will not be deemed part of this Registration Statement:

  (a) The Registrant's latest Annual Report on Form 10-K (the "Annual Report") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements of the Registrant for the Registrant's latest fiscal year;

  (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the year covered by the audited financial statements contained in the Annual Report referred to in (a) above;

  (c)  The Plan's latest annual report on Form 11-K;

  (d) The description of the Registrant's Common Stock, which are contained in the Registrant's Registration Statement filed with the Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

  (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such documents.

Item 4: Description of Securities.

     Not Applicable.

Item 5: Interests of Named Experts and Counsel.

     Not Applicable.

Item 6: Indemnification of Directors and Officers.

     The Registrant is incorporated under the laws of the State of Delaware. Under Section 145 of the Delaware General Corporation Law, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

     Subsection (a) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 also provides for a similar power of indemnification with respect to actions brought by or on behalf of the corporation. However, in connection with an action brought by or on behalf of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnity shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Additionally, Section 145 provides (i) that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; (ii) that indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Registrant's Bylaws provide that each director and officer shall be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     The Registrant has obtained insurance, the general effect of which is to provide (i) coverage for the Registrant with respect to amounts which it is required or permitted to pay to officers or directors under the indemnification provisions set forth in Section 145 of the Delaware General Corporation Law and the Registrant's Bylaws and (ii) coverage for the officers and directors of the Registrant for liabilities (including certain liabilities under the federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by the Registrant.

     In so far as indemnification for liabilities under the Securities Act of 1933, as amended, (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The foregoing summaries are necessarily subject to the complete text of the statute, charter, bylaws, insurance contract and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on January 30, 1995.

                                   TANDYCRAFTS, INC.



                                   By:  \s\Jerry L. Roy
                                      --------------------------------------
                                      Jerry L. Roy
                                      President and Chief Executive Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on January 30, 1995.


                                Tandycrafts, Inc. Employee Stock Ownership Plan


                                By: \s\ Michael J. Walsh
                                   --------------------------------------------
                                   Michael J. Walsh
                                   Executive Vice President and General Counsel



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Michael J. Walsh and Jerry L. Roy and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute, and file with the Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name                     Position                              Date
- ----                     --------                              ----


- --------------------
B. Franklin Bigger       President, Magee Company,             January __, 1995
                         a division of Tandycrafts, Inc.
                         and Director

- --------------------
R.E. Cox. III            Chairman of the Board of              January __, 1995
                         Directors


\s\ Joe Pace
- --------------------
Joe Pace                 Director                              January 30, 1995



\s\ Jerry L. Roy
- --------------------
Jerry L. Roy             President, Chief Executive            January 30, 1995
                         Officer, Director and
                         Member of ESOP Committee
                         (Principal Executive
                          Officer)


- --------------------
Robert Schutts           Director                              January __, 1995



\s\ Carol Smith
- --------------------
Carol Smith              Director and Member of                January 30, 1995
                         ESOP Committee


\s\ Jim Schultz
- --------------------
Jim Schultz              Senior Vice President and             January 30, 1995
                         Member of ESOP Committee
                         (Principal Accounting
                          Officer)


\s\ Michael J. Walsh
- --------------------
Michael J. Walsh         Executive Vice President,             January 30, 1995
                         Chief Financial Officer,
                         Director, General Counsel,
                         Secretary and Member of
                         ESOP Committee
                         (Principal Financial Officer)



                                INDEX TO EXHIBITS

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Exhibit                                                              Sequentially
Number   Exhibit                                                     Numbered Page
- -------  -------                                                     -------------
 4.1     Certificate of Incorporation (filed as Exhibit 3(a) to the
         Registrant's Registration Statement on Form S-1,
         Registration No. 2-54086 and incorporated herein by
         reference).

 4.2 Bylaws as amended through August 12, 1981 (filed as an exhibit to the Registrant's Form 10-K for the year ended
         June 30, 1981 and incorporated herein by reference).

 4.3 Certificate of Amendment of Certificate of Incorporation dated December 7, 1992 (filed as an exhibit to the Registrant's Form 10-K for the year ended June 30, 1993 and incorporated herein by reference).

*4.4     The Tandycrafts, Inc. Employee Stock Ownership Plan
         Summary Plan Description

*5.1     Opinion of Hughes & Luce, L.L.P.

*5.2     Undertaking regarding qualification of Plan

*23.1    Consent of Price Waterhouse LLP

*23.2    Consent of  Hughes & Luce, L.L.P. (included in Exhibit
         5.1).

 24      Powers of Attorney (included on Page II-6 of the
         Registration Statement).

- ----------------
* filed herewith
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